SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) JULY 6, 1999


                           Berry Plastics Corporation
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


         Delaware                        33-75706               35-1813706
 (STATE OR OTHER JURISDICTION          (COMMISSION            (IRS EMPLOYER
     OF INCORPORATION)                  FILE NUMBER)        IDENTIFICATION NO.)


               101 Oakley Street
              Evansville, Indiana                                 47710
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)


        Registrant's telephone number, including area code (812)424-2904



          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                                 AMENDMENT NO. 1


The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, Date of Report July 6, 1999, and filed July 21, 1999, as set forth in the pages attached hereto:

        ITEM 7 (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

        Audited Consolidated Financial Statements of CPI Holding, Inc. as of
           November 30, 1998 and 1997 and for the years ended November 30, 1998 and 1997 and for the period January 26, 1996 to November 30, 1996:
             Independent Auditors' Report of Deloitte & Touche LLP
             Consolidated Balance Sheets
             Consolidated Statements of Income
             Consolidated Statements of Manditorily Redeemable Preferred
               Stock and Shareholders' Equity
             Consolidated Statements Cash Flows
             Notes to Consolidated Financial Statements

        Unaudited Consolidated Financial Statements of CPI Holding, Inc. as of July 6, 1999 and for the period from November 1, 1998 to July 6, 1999:
             Consolidated Balance Sheet
             Consolidated Statement of Operations
             Consolidated Statement of Cash Flows
             Note to Consolidated Financial Statements

        ITEM 7 (B) PRO FORMA FINANCIAL INFORMATION

        Pro Forma Unaudited Condensed Consolidated Financial Statements of
           BPC Holding Corporation:
             Pro Forma Unaudited Condensed Consolidated Balance Sheet as
                of July 3, 1999
             Notes to Pro Forma Unaudited Condensed Consolidated Balance
                Sheet as of July 3, 1999
             ProForma Unaudited Condensed Consolidated Statement of Operations
                for the fiscal year ended January 2, 1999
             Notes to Pro Forma Unaudited Condensed Consolidated Statement of
                Operations for the fiscal year ended January 2, 1999
             ProForma Unaudited Condensed Consolidated Statement of Operations
                for the six months ended July 3, 1999
             Notes to Pro Forma Unaudited Condensed Consolidated Statement of
                Operations for the six months ended July 3, 1999
             Unaudited Pro Forma Financial Information of Berry Plastics
                Corporation

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
CPI Holding, Inc. and Subsidiary

      We have audited the accompanying consolidated balance sheets of CPI Holding, Inc. and Subsidiary as of November 30, 1998 and 1997, and the related consolidated statements of income, mandatorily redeemable preferred stock and shareholders' equity, and cash flows for the years ended November 30, 1998 and 1997 and for the period January 26, 1996 (Date of Acquisition) to November 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of CPI Holding, Inc. and Subsidiary as of November 30, 1998 and 1997, and the results of their operations and their cash flows for the years ended November 30, 1998 and 1997 and for the period January 26, 1996 (Date of Acquisition) to November 30, 1996 in conformity with generally accepted accounting principles.



                                    /s/ Deloitte & Touche LLP

Cleveland, Ohio
June 11, 1999

                        CPI HOLDING, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                           NOVEMBER 30, 1998 AND 1997

ASSETS (NOTE 4)                                                         1998           1997
                                                                     -----------    -----------
CURRENT ASSETS:
     Cash and cash equivalents ..................................    $   101,748    $    18,624
     Accounts receivable, less allowances of $163,000 and $72,000      5,397,359      5,260,109
     Inventories ................................................      7,553,127      7,878,158
     Prepaid expenses ...........................................        579,064        455,492
     Prepaid income taxes .......................................        428,019         50,600
     Deferred income taxes (Note 7) .............................        305,000        215,000
                                                                     -----------    -----------
        Total current assets ....................................     14,364,317     13,877,983
                                                                     -----------    -----------

PROPERTY AND EQUIPMENT:
     Land .......................................................        295,000        295,000
     Building and improvements ..................................      3,597,818      3,526,034
     Machinery and equipment ....................................     24,587,601     22,222,100
     Molds ......................................................     12,486,433     10,720,280
                                                                     -----------    -----------
        Total ...................................................     40,963,852     36,763,414
     Less accumulated depreciation and amortization .............      9,271,295      5,670,397
                                                                     -----------    -----------
     Property and equipment, net ................................     31,692,557     31,093,017
                                                                     -----------    -----------

GOODWILL, less accumulated amortization of $1,078,511 in 1998 and
     $734,756 in 1997 ...........................................     14,147,546     14,491,301
                                                                     -----------    -----------
OTHER ASSETS (Note 3) ...........................................      1,004,109      1,267,964
                                                                     -----------    -----------

TOTAL ...........................................................    $61,208,529    $60,730,265
                                                                     ===========    ===========

          The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                        CPI HOLDING, INC. AND SUBSIDIARY
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)
                           NOVEMBER 30, 1998 AND 1997

LIABILITIES AND SHAREHOLDERS' EQUITY                                              1998             1997
                                                                             ------------      ------------
CURRENT LIABILITIES:
     Current portion of long-term debt (Note 4) ........................     $  4,060,780      $  3,519,064
     Current portion of long service executive nonqualified
       pension (Note 5) ................................................          420,310           380,000
     Accounts payable ..................................................        2,595,014         2,922,093
     Accrued liabilities ...............................................          547,524           881,507
                                                                             ------------      ------------
        Total current liabilities ......................................        7,623,628         7,702,664

LONG-TERM DEBT, less current portion (Note 4) ..........................       28,388,825        28,132,857

LONG SERVICE EXECUTIVE NONQUALIFIED PENSION, less current
  portion (Note 5) .....................................................          544,424           968,000

DEFERRED INCOME TAXES (Note 7) .........................................        5,182,000         4,611,000
                                                                             ------------      ------------
        Total liabilities ..............................................       41,738,877        41,414,521
                                                                             ------------      ------------

MANDATORILY REDEEMABLE PREFERRED STOCK (Note 9) ........................       18,761,668        17,171,325
                                                                             ------------      ------------


SHAREHOLDERS' EQUITY (Notes 4 and 10):
        Class A (voting), $.01 par value, authorized 500,000 shares,
          89,281.5 in 1998 and 90,114.8 in 1997 issued and outstanding .              893               901
        Class B (non-voting), $.01 par value, authorized 300,000 shares,
          124,760 issued and ...........................................            1,247             1,247
        Class C (non-voting), $.01 par value, authorized 200,000 shares,
          90,791.6 issued and outstanding ..............................              908               908
        Additional paid-in capital .....................................          883,848         2,392,768
        ESOP receivable (Note 8) .......................................         (113,912)         (186,405)
        Stock subscription receivable ..................................          (65,000)          (65,000)
                                                                             ------------      ------------
          Total shareholders' equity ...................................          707,984         2,144,419
                                                                             ------------      ------------

TOTAL ..................................................................     $ 61,208,529      $ 60,730,265
                                                                             ============      ============

          The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                        CPI HOLDING, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
        FOR THE YEARS ENDED NOVEMBER 30,1998 AND 1997 AND FOR THE PERIOD
           JANUARY 26, 1996 (DATE OF ACQUISITION) TO NOVEMBER 30, 1996

                                                            1998                 1997                1996
                                                        ------------         ------------        ------------
                                                                                                  (10 MONTHS)
NET SALES .......................................       $ 53,970,517         $ 54,387,787        $ 45,416,838

COST OF SALES ...................................         43,066,403           42,421,263          34,275,302
                                                        ------------         ------------        ------------
GROSS PROFIT ....................................         10,904,114           11,966,524          11,141,536
                                                        ------------         ------------        ------------

OPERATING EXPENSES:

    Selling .....................................          3,087,033            3,113,293           2,790,338

    General and administrative (Note 11) ........          3,176,276            2,949,312           2,164,232

    ESOP contribution (Note 8) ..................             26,720               30,999             209,780
                                                        ------------         ------------        ------------

           Total operating expenses .............          6,290,029            6,093,604           5,164,350
                                                        ------------         ------------        ------------

INCOME FROM OPERATIONS ..........................          4,614,085            5,872,920           5,977,186

OTHER INCOME (EXPENSE):

    Interest expense ............................         (3,383,736)          (3,531,327)         (3,188,345)

    Miscellaneous, net ..........................              5,602               (8,225)              1,500
                                                        ------------         ------------        ------------

INCOME BEFORE INCOME TAXES ......................          1,235,951            2,333,368           2,790,341

INCOME TAXES (Note 7) ...........................            438,700              797,000           1,056,000
                                                        ------------         ------------        ------------

NET INCOME ......................................       $    797,251         $  1,536,368        $  1,734,341
                                                        ============         ============        ============

          The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                        CPI HOLDING, INC. AND SUBSIDIARY
      CONSOLIDATED STATEMENT OF MANDATORILY REDEEMABLE PREFERRED STOCK AND
                              SHAREHOLDERS' EQUITY
                      FOR THE YEAR ENDED NOVEMBER 30, 1998

                                                                                            SHAREHOLDERS' EQUITY
                                                        MANDATORILY REDEEMABLE         ------------------------------
                                                           PREFERRED STOCK                     COMMON STOCK
                                                   ------------------------------      ------------------------------
                                                      SHARES            AMOUNT            SHARES           AMOUNT
                                                   ------------      ------------      ------------      ------------
BALANCE - DECEMBER 1, 1997 ...................          141,134      $ 17,171,325           305,666      $      3,056

REDEMPTION OF STOCK:

      Common stock ...........................                                                 (833)               (8)

      Preferred stock ........................             (167)          (20,347)

NET INCOME ...................................

TAX BENEFIT OF DIVIDENDS
      PAID TO ESOP FOR
      UNALLOCATED SHARES .....................

REPAYMENT OF ESOP
      RECEIVABLE .............................

DIVIDENDS:
      Paid ($8.75 per Class A Preferred Shares
        outstanding) .........................                           (700,000)

      Increase in accumulated but not declared
        dividends on mandatorily redeemable
        preferred stock ......................                          2,310,690
                                                   ------------      ------------      ------------      ------------

BALANCE, NOVEMBER 30, 1998 ...................          140,967      $ 18,761,668           304,833      $      3,048
                                                   ============      ============      ============      ============

                                                                                  SHAREHOLDERS' EQUITY
                                                 ----------------------------------------------------------------------------------
                                                   ADDITIONAL                                             STOCK            TOTAL
                                                    PAID-IN          RETAINED            ESOP          SUBSCRIPTION    SHAREHOLDERS'
                                                    CAPITAL          EARNINGS         RECEIVABLE        RECEIVABLE         EQUITY
                                                  ------------     ------------      ------------      ------------    ------------
BALANCE - DECEMBER 1, 1997 ...................    $  2,392,768                       $   (186,405)    $    (65,000)    $  2,144,419

REDEMPTION OF STOCK:

      Common stock ...........................         (22,145)                                                             (22,153)

      Preferred stock ........................

NET INCOME ...................................                     $    797,251                                             797,251

TAX BENEFIT OF DIVIDENDS
      PAID TO ESOP FOR
      UNALLOCATED SHARES .....................                           26,664                                              26,664

REPAYMENT OF ESOP
      RECEIVABLE .............................                                             72,493                            72,493

DIVIDENDS:
      Paid ($8.75 per Class A Preferred Shares outstanding)

      Increase in accumulated but not declared
        dividends on mandatorily redeemable
        preferred stock ......................      (1,486,775)        (823,915)                                         (2,310,690)
                                                  ------------     ------------      ------------      ------------    ------------

BALANCE, NOVEMBER 30, 1998 ...................    $    883,848             --        $   (113,912)     $    (65,000)   $    707,984
                                                  ============     ============      ============      ============    ============

          The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                        CPI HOLDING, INC. AND SUBSIDIARY
      CONSOLIDATED STATEMENT OF MANDATORILY REDEEMABLE PREFERRED STOCK AND
                              SHAREHOLDERS' EQUITY
                      FOR THE YEAR ENDED NOVEMBER 30, 1997

                                                                                              SHAREHOLDERS' EQUITY
                                                          MANDATORILY REDEEMABLE         ------------------------------
                                                             PREFERRED STOCK                     COMMON STOCK
                                                     ------------------------------      ------------------------------
                                                        SHARES            AMOUNT            SHARES           AMOUNT
                                                     ------------      ------------      ------------      ------------
BALANCE - DECEMBER 1, 1996 .....................         140,867     $ 15,872,343          304,333     $      3,043

ISSUANCE OF STOCK:

      Common stock .............................                                             1,333               13

      Preferred stock ..........................             267           26,668

NET INCOME .....................................

TAX BENEFIT OF DIVIDENDS
      PAID TO ESOP FOR
      UNALLOCATED SHARES .......................

REPAYMENT OF ESOP
      RECEIVABLE ...............................

DIVIDENDS:

      Paid ($11.97 per Class A Preferred  Shares
        outstanding) ...........................                         (943,559)

      Increase in accumulated but not ..........
        dividends on mandatorily redeemable
        preferred stock ........................                        2,215,873
                                                    ------------     ------------     ------------     ------------
BALANCE, NOVEMBER 30, 1997 .....................         141,134     $ 17,171,325          305,666     $      3,056
                                                    ============     ============     ============     ============

                                                                                     SHAREHOLDERS' EQUITY
                                                     -------------------------------------------------------------------------------
                                                        ADDITIONAL                                        STOCK           TOTAL
                                                         PAID-IN        RETAINED          ESOP         SUBSCRIPTION    SHAREHOLDERS'
                                                         CAPITAL        EARNINGS       RECEIVABLE       RECEIVABLE        EQUITY
                                                       ------------   ------------    ------------     ------------    ------------
BALANCE - DECEMBER 1, 1996 .....................     $  2,988,955                     $   (360,000)    $    (65,000)   $  2,566,998

ISSUANCE OF STOCK:

      Common stock .............................           13,318                                                            13,331

      Preferred stock ..........................

NET INCOME .....................................                     $  1,536,368                                      $  1,536,368

TAX BENEFIT OF DIVIDENDS
      PAID TO ESOP FOR
      UNALLOCATED SHARES .......................                           70,000                                            70,000

REPAYMENT OF ESOP
      RECEIVABLE ...............................                                      $    173,595                          173,595

DIVIDENDS:

      Paid ($11.97 per Class A Preferred  Shares
        oustanding) ............................

      Increase in accumulated but not
        dividends on mandatorily redeemable
        preferred stock ........................         (609,505)     (1,606,368)                                       (2,215,873)
                                                     ------------    ------------     ------------     ------------    ------------
BALANCE, NOVEMBER 30, 1997 .....................     $  2,392,768            --       $   (186,405)    $    (65,000)   $  2,144,419
                                                     ============    ============     ============     ============    ============

           The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                        CPI HOLDING, INC. AND SUBSIDIARY
      CONSOLIDATED STATEMENT OF MANDATORILY REDEEMABLE PREFERRED STOCK AND
                              SHAREHOLDERS' EQUITY
                      FOR THE YEAR ENDED NOVEMBER 30, 1996

                                                                                          SHAREHOLDERS' EQUITY
                                               MANDATORILY REDEEMABLE        ----------------------------------------------
                                                  PREFERRED STOCK                     COMMON STOCK              ADDITIONAL
                                           -----------------------------     -----------------------------       PAID-IN
                                              SHARES           AMOUNT           SHARES           AMOUNT          CAPITAL
                                           ------------     ------------     ------------     ------------     ------------
ISSUANCE OF STOCK:

      Class A Preferred ...............          80,000     $  8,000,000

      Class B Preferred ...............          60,000        6,000,000

      Class A Common ..................                                            88,782     $        888     $    886,928

      Class B Common ..................                                           124,760            1,248        1,246,352

      Class C Common ..................                                            86,458              864          863,720

ESOP  RECEIVABLE  ACQUIRED IN
  ACQUISITION FOR GUARANTEE OF FUTURE
    DEBT PAYMENTS .....................
  ISSUANCE OF STOCK UNDER
  EXECUTIVE STOCK AGREEMENTS:

      Class C Common ..................                                             4,333               43           43,289

      Class B Preferred ...............             867           86,668

NET INCOME ............................

REDUCTION OF ESOP RECEIVABLE ..........

DIVIDENDS:

     Increase in accumulated but not
       declared dividends on redeemable
       preferred stock ................                        1,785,675                                            (51,334)
                                           ------------     ------------     ------------     ------------     ------------
BALANCE, NOVEMBER 30, 1996 ............         140,867     $ 15,872,343          304,833     $      3,043     $  2,988,955
                                           ============     ============     ============     ============     ============

                                                                   SHAREHOLDERS' EQUITY
                                            --------------------------------------------------------------
                                                             CAPITAL           STOCK           TOTAL
                                              RETAINED        ESOP          SUBSCRIPTION     SHAREHOLDERS'
                                              EARNINGS      RECEIVABLE       RECEIVABLE         EQUITY
                                            ------------   ------------     ------------    --------------
ISSUANCE OF STOCK:

      Class A Preferred ...............

      Class B Preferred ...............

      Class A Common ..................                                                      $    887,816

      Class B Common ..................                                                         1,247,600

      Class C Common ..................                                                           864,584

ESOP  RECEIVABLE  ACQUIRED IN
  ACQUISITION FOR GUARANTEE OF FUTURE
    DEBT PAYMENTS .....................                    $   (540,000)                         (540,000)
  ISSUANCE OF STOCK UNDER
  EXECUTIVE STOCK AGREEMENTS:

      Class C Common ..................                                      $    (21,666)         21,666

      Class B Preferred ...............                                           (43,334)        (43,334)

NET INCOME ............................     $  1,734,341                                        1,734,341

REDUCTION OF ESOP RECEIVABLE ..........                         180,000                           180,000

DIVIDENDS:

     Increase in accumulated but not
       declared dividends on redeemable
       preferred stock ................       (1,734,341)                                      (1,785,675)
                                            ------------   ------------     ------------     ------------
BALANCE, NOVEMBER 30, 1996 ............          --        $   (360,000)    $    (65,000)    $  2,566,998
                                            ============   ============     ============     ============

           The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                        CPI HOLDING, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS CASH FLOWS
        FOR THE YEARS ENDED NOVEMBER 30, 1998 AND 1997 AND FOR THE PERIOD
           JANUARY 26, 1996 (DATE OF ACQUISITION) TO NOVEMBER 30, 1996

                                                                                  1998              1997              1996
                                                                              ------------      ------------      ------------
                                                                                                                   (10 MONTHS)
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income ..........................................................   $    797,251      $  1,536,368      $  1,734,341
      Adjustments to reconcile net income to net cash
        provided by operating activities:
         Depreciation and amortization ....................................      4,167,042         3,849,775         2,954,524
         (Gain) loss on disposals of property and equipment ...............         (5,602)            8,225            (1,500)
         Deferred income taxes ............................................        481,000            20,000           303,000
         Tax benefit of dividends paid to ESOP ............................         26,664            70,000
         Change in operating assets and liabilities:
             Accounts receivable ..........................................       (137,250)          113,169           346,751
             Inventories ..................................................        325,031           344,427        (1,908,856)
             Prepaid expenses, prepaid income taxes, and deposits .........       (444,735)          145,576          (388,988)
             Accounts payable .............................................       (327,079)       (1,187,703)         (501,026)
             Accrued liabilities ..........................................       (333,983)         (241,057)          497,245
             Income taxes payable .........................................           --            (203,900)          283,300
                                                                              ------------      ------------      ------------
      Net cash provided by operating activities ...........................      4,548,339         4,454,880         3,318,791
                                                                              ------------      ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of stock of Cardinal Packaging, Inc. along with land and buildings from a related partnership, including acquisition
        costs and net of cash received of $28,946 .........................                                        (39,363,708)
      Purchase of property and equipment ..................................     (4,207,586)       (3,160,719)       (2,882,380)
      Proceeds from disposal of property and equipment ....................          7,500             2,500             1,500
      Investment in patents ...............................................         (9,540)
                                                                              ------------      ------------      ------------
      Net cash used in investing activities ...............................     (4,209,626)       (3,158,219)      (42,244,588)
                                                                              ------------      ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Preferred dividends paid ............................................       (700,000)         (943,559)
      Repayment of ESOP receivable ........................................         72,493           173,595
      Proceeds from issuance of (payments for redemption of):
         Common Stock .....................................................        (22,153)           13,331         3,021,666
      Mandatorily redeemable preferred stock ..............................        (20,347)           26,668         6,043,334
      Proceeds from long-term debt ........................................      4,190,822         2,508,745        30,993,349
      Payments on long-term debt, and long service executive
        nonqualified pension ..............................................     (3,776,404)       (3,112,774)       (1,076,595)
                                                                              ------------      ------------      ------------
      Net cash (used in) provided by financing activities .................       (255,589)       (1,333,994)       38,981,754
                                                                              ------------      ------------      ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ......................         83,124           (37,333)           55,957

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR ..............................         18,624            55,957              --
                                                                              ------------      ------------      ------------

CASH AND CASH EQUIVALENTS, END OF YEAR ....................................   $    101,748      $     18,624      $     55,957
                                                                              ============      ============      ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
      Cash paid during the year for:
      Income taxes ........................................................   $    335,119      $    925,942      $    415,525
                                                                              ============      ============      ============
      Interest ............................................................   $  3,776,313      $  3,384,339      $  2,240,510
                                                                              ============      ============      ============

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
  The Company received stock subscriptions of $65,000 in 1996.
  In conjunction with the acquisition in 1996, the Company recorded liabilities to the former shareholders totaling $1,960,000 and issued preferred stock valued at $8,000,000 in exchange for previously issued common shares of Cardinal.


          The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                         CPI HOLDING, INC. AND SUBSIDIARY

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED NOVEMBER 30, 1998 AND 1997 AND FOR THE PERIOD
           JANUARY 26, 1996 (DATE OF ACQUISITION) TO NOVEMBER 30, 1996
--------------------------------------------------------------------------------


1. NATURE OF OPERATIONS AND ORGANIZATION

   CPI Holding, Inc. ("CPI" or the "Company") was organized under the laws of the State of Delaware for the purpose of acquiring an injection molding manufacturer. On January 26, 1996, CPI acquired 100 percent of the common stock of Cardinal Packaging, Inc. ("Cardinal"). The Company, through its wholly-owned subsidiary, Cardinal, is a manufacturer of rigid thin-walled polyethylene and polypropylene containers and sells its products to customers located throughout the United States and Canada. The majority of the Company's products are used in the frozen dessert and refrigerated product industries in the form of premium round containers. In addition, the Company provides containers for selected industrial customers and seasonal retailers. The Company maintains ongoing credit evaluations of its customers and generally does not require collateral. The Company provides reserves for potential credit losses and such losses historically have not exceeded management's estimates. The Company is headquartered in Streetsboro, Ohio. Additional manufacturing facilities are located in Minneapolis, Minnesota and Ontario, California.

   CPI acquired, along with land and buildings previously owned by a related partnership, 70 percent of the common stock of Cardinal for $39,392,654, including acquisition costs. The remaining 30 percent of the common stock of Cardinal was acquired from the Cardinal Packaging, Inc. Employee Stock Ownership Plan ("ESOP") in exchange for 80,000 shares of CPI Class A redeemable preferred stock valued at $8,000,000. In addition, and in conjunction with the acquisition, the Company entered into an agreement to pay the sellers $2,460,000 (which includes imputed interest of $500,000) in monthly payments through January 2001 (see Note 5).

   The total purchase price, including acquisition costs, has been allocated to the assets acquired and liabilities assumed based on their estimated fair values, except for the portion related to the ESOP's ownership which is accounted for at historical costs, using the purchase method of accounting. In addition, goodwill was reduced by $745,000 because of the deferred tax asset recorded for the future tax benefits of the long service executive nonqualified pension payments (See Note 7). Accordingly, the amounts recorded for this acquisition were as follows:


   Current Assets, including $28,946 of cash ...............      $12,435,461
   Property ................................................       30,557,656
   Other assets ............................................        1,743,858
                                                                  -----------
         Total assets acquired .............................       44,736,975
   Liabilities assumed .....................................       11,355,378
                                                                  -----------
   Net assets acquired .....................................       33,381,597
   Goodwill ................................................       15,226,057
                                                                  -----------
   Total purchase price, including acquisition costs .......      $48,607,654
                                                                  ===========

   As a result of the acquisition in 1996, the inventory on January 26, 1996 was increased by $296,712 based on the fair market value of the acquired inventory at the date of acquisition. Cost of sales for the period January 26, 1996 (date of acquisition) to November 30, 1996 includes $296,712 related to this adjustment.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   FINANCIAL STATEMENT PRESENTATION--The consolidated financial statements include the accounts of CPI and its wholly-owned subsidiary. All significant intercompany balances and transactions are eliminated in consolidation.

   USE OF ESTIMATES--The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the financial statement date and the reported amounts of revenues and expenses for the reporting period. Actual amounts could differ from those estimates.

   REVENUE RECOGNITION--Sales and cost of sales are recognized upon shipment of product.

   CASH AND CASH EQUIVALENTS--The Company considers all highly liquid investments with original maturities of three months or less, when purchased, to be cash equivalents.

   INVENTORIES--Inventories are valued at the lower of cost, using the first-in, first-out basis, or market. Inventories consist of the following at November 30:

                                               1998                 1997
                                            -----------          -----------
      Raw materials...................      $ 2,433,849          $ 1,700,765
      Finished Good...................        5,119,278            6,177,393
                                            -----------          -----------
      Total...........................      $ 7,553,127          $ 7,878,158
                                            ===========          ===========

   PROPERTY AND EQUIPMENT--Property and equipment is stated at cost. Additions, renewals and betterments are capitalized; maintenance and repairs, which do not extend the useful life of the asset, are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from ten to 40 years for buildings, related building improvements and leasehold improvements, 12 to 15 years for manufacturing machinery and equipment, seven years for molds, five years for office furniture and fixtures, and three years for vehicles. Equipment under capitalized leases is amortized over the terms of the leases, which do not exceed the estimated useful life of the leased equipment.

   GOODWILL AND INTANGIBLE ASSETS--The Company's intangible assets consist of goodwill, deferred financing costs, and patent costs. Amortization is recorded over the estimated economic lives. Goodwill is amortized over 40 years. Deferred financing costs are amortized over the terms of the related loans with the amortization included in interest expense. Patent costs are amortized over 17 years, beginning when the patent approval is obtained.

   The Company evaluates the unamortized cost of these intangible assets to determine if the carrying amount exceeds the recoverable amount and to record an impairment loss, if necessary. This determination is based on an evaluation of such factors as the occurrence of a significant event, a significant change in the environment in which the business operates or, primarily for goodwill, the expected undiscounted future net cash flows.

   INCOME TAXES--Deferred income taxes are recognized for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of various assets and liabilities using enacted rates in effect for the year in which the differences are expected to reverse.

   NEW ACCOUNTING PRONOUNCEMENTS--In 1998, Cardinal adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," and SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits". SFAS No. 130 established standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 131 requires that a public business enterprise report financial and descriptive information about its reportable operating segments such as a measure of segment profit or loss, certain specific revenue and expense items, and segment assets. SFAS No. 132 standardized the disclosure requirements for pensions and other postretirement benefits. The adoption of these statements did not have a material impact on the Company's financial statements.

   In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for fiscal quarters of fiscal years beginning after June 15, 1999. The Company has not completed its evaluation of this statement but does not anticipate a material impact on the financial statements from the adoption of this accounting standard.

   RECLASSIFICATIONS--Certain reclassifications were made to the 1996 and 1997 financial statements to conform to the presentation used in the 1998 financial statements.


3. OTHER ASSETS

   Other assets consist of the following at November 30:

                                                                 1998          1997
                                                              ----------    ----------
Deferred financing costs, less accumulated amortization of
     $607,139 in 1998 and $392,855 in 1997 ...............    $  892,861    $1,107,145
Deposits .................................................        65,106       115,062
Patents, less accumulated amortization of $18,566 in 1998
     and $15,711 in 1997 .................................        46,142        39,457
Miscellaneous ............................................                       6,300
                                                              ----------    ----------
           Total .........................................    $1,004,109    $1,267,964
                                                              ==========    ==========

4. LONG-TERM DEBT

   Long-term debt consists of the following as of November 30:

                                                                                 1998           1997
                                                                              -----------    -----------

Note payable to financial institution with quarterly principal payments at scheduled amounts, plus interest at a variable rate (7.8125 percent as of
November 30,1998), due March 1, 2001 .....................................    $10,500,000    $13,500,000

Note payable to financial institution with quarterly principal payments at scheduled amounts beginning in 2001, plus interest at a variable rate
(8.3125 percent as of November 30,1998), due March 1, 2001 ...............     10,000,000     10,000,000

Revolving credit facility payable to financial institution with interest at a variable rate (7.8125 percent as of November 30,1998), due
March 1, 2003 ............................................................      7,002,522      5,615,116

Capital expansion note payable to financial institution with quarterly interest payments at a variable rate (8.3125 percent as of November 30,
1998), fifteen equal quarterly principal payments, plus interest,
beginning September 1, 1999, due March 2003 ..............................      4,681,646      1,886,980

ESOP loan to bank with semi-annual principal payments of $90,000, plus monthly interest (6.5875 percent as of November 30, 1998) at 85 percent of the bank's prime rate, through January 2000;collateralized by the common
stock of the Company .....................................................        113,912        186,405

Note payable to financing company with monthly principal and interest payments of $3,690, through October 1999; interest at 6.755 percent a
year, collateralized by specific equipment ...............................         39,252         79,399

Other notes payable to banks paid off in 1998  ...........................                         3,481

Capital lease obligations for equipment, payable to various banks and leasing companies in aggregate monthly principal and interest payments of
$20,583 through July 2000; interest at 6.75 percent to 10.85 percent a year; collateralized by equipment with an aggregate net book value of
$810,344 and $1,454,135 as of November 30, 1998 and November 30, 1997,
respectively .............................................................        112,273        380,540
                                                                              -----------    -----------

Total ....................................................................     32,449,605     31,651,921

Less current portion .....................................................      4,060,780      3,519,064
                                                                              -----------    -----------
Amount due after one year ................................................    $28,388,825    $28,132,857
                                                                              ===========    ===========

The notes payable, revolving credit facility, and capital expansion note are collateralized by substantially all of the assets of the Company. The credit agreement includes financial covenants with respect to capital expenditure limits; rent payments under operating leases; earnings before depreciation, amortization, interest and income taxes; and fixed charge and interest coverage ratios. As of November 30, 1998, the Company has violated certain of these covenants related to minimum EBITDA, as defined, fixed charges coverage ratio, interest coverage ratio, and maximum capital expenditures, for which the lender has waived the covenant violations.

   At November 30, 1998, required annual principal payments on long-term debt are:

      YEAR ENDING NOVEMBER 30,

      1999........................................   $4,060,780
      2000........................................    5,765,206
      2001........................................    6,248,439
      2002........................................    6,248,439
      2003........................................   10,126,741
                                                    -----------
      Total.......................................  $32,449,605
                                                    ===========
   Future minimum lease payments under capital leases, included above, as of November 30, 1998 are as follows:

      YEAR ENDING NOVEMBER 30,

      1999........................................     $109,337
      2000........................................        7,080
                                                       --------
      Total minimum lease payments................      116,417
      Less amount representing interest...........        4,144
                                                       --------
      Present value of capital lease obligations
         included with long-term debt at November
         30, 1998.................................     $112,273
                                                       ========

5. LONG SERVICE EXECUTIVE NONQUALIFIED PENSION AND CONSULTING AGREEMENTS

   Under the terms of the purchase agreement for the common stock of Cardinal, the Company agreed to make payments to the previous shareholders of $41,000 a month through January 2001 for long service executive nonqualified pension payments. These future payments have been recorded as a liability at their net present value. In addition, the Company paid $20,000 a year to the previous shareholders under a consulting agreement from February 1996 through January 1998. Consulting expense was $3,333 for 1998, $20,000 for 1997, and $16,660 for the period January 26, 1996 to November 30, 1996.

   At November 30, 1998, future payments under the long service executive nonqualified pension agreement are as follows:

      YEAR ENDING NOVEMBER 30,

      1999........................................     $492,000
      2000........................................      492,000
      2001........................................       82,000
                                                     ----------

      Total Payments..............................    1,066,000
      Less amount representing interest (at 9.25
        percent)..................................      101,266
                                                     ----------
      Present value of long service executive
      nonqualified pension........................      964,734
      Current portion.............................      420,310
                                                     ----------
      Noncurrent portion..........................     $544,424
                                                     ==========

6. OPERATING LEASES

   The Company leases specific equipment, vehicles, and its Minneapolis, Minnesota and Ontario, California office and plant facilities under operating leases from unrelated parties. These leases expire at various dates through November 2003.

   Total rent expense, including month-to-month rentals, was $1,588,000 for 1998, $1,538,000 for 1997.

   Future minimum lease payments under noncancellable operating leases as of November 30, 1998 are:

      YEAR ENDING NOVEMBER 30,

      1999........................................   $1,479,200
      2000........................................    1,218,900
      2001........................................      999,300
      2002........................................      945,300
      2003........................................      855,600
                                                     ----------
      Total.......................................   $5,498,300
                                                     ==========

7. INCOME TAXES

   The provision (benefit) for income taxes consists of:

                                                                                    1998            1997            1996
                                                                                 -----------     -----------     -----------
                                                                                                                 (10 MONTHS)
      Federal:
           Current ..........................................................    $  (122,300)    $   649,000     $   618,000
           Deferred .........................................................        267,000          31,000         245,000
      State and local:
           Current ..........................................................         80,000         128,000         135,000
           Deferred .........................................................        214,000         (11,000)         58,000
                                                                                 -----------     -----------     -----------
      Total .................................................................    $   438,700     $   797,000     $ 1,056,000
                                                                                 ===========     ===========     ===========


    The consolidated tax provision differs from the tax provision computed at the statutory United States tax rate of approximately 34 percent for the following reasons:

                                                                                     1998            1997            1996
                                                                                 -----------     -----------     -----------
      Tax provision at statutory federal rate ...............................    $   420,000     $   785,000     $   949,000
      Amortization of goodwill ..............................................        117,000         136,000         114,000
      Dividends paid to Employee Stock Ownership Plan
           on allocated shares ..............................................       (163,000)       (189,000)
      State and local income taxes ..........................................        294,000         117,000         193,000
      Other .................................................................       (229,300)        (52,000)       (200,000)
                                                                                 -----------     -----------     -----------
                 Total ......................................................    $   438,700     $   797,000     $ 1,056,000
                                                                                 ===========     ===========     ===========

   The tax benefit of the deductible portion of the Class A preferred dividends paid on the unallocated shares held by the ESOP that were utilized by the ESOP to make debt payments was charged directly to retained earnings.

   The approximate tax effect of each type of temporary difference that gave rise to the Company's deferred tax assets and liabilities as of November 30, is as follows:

                                                                           1998            1997
                                                                       -----------     -----------
      Current deferred income tax assets (liabilities):
           Inventories ............................................    $    73,000     $    53,000
           (Prepaid) accrued state income taxes ...................          6,000         (13,000)
           Accrued liabilities ....................................          4,000           3,000
           Long service executive nonqualified pension - current ..        160,000         145,000
           Allowance for doubtful accounts ........................         62,000          27,000
                                                                       -----------     -----------
                                                                           305,000         215,000
                                                                       -----------     -----------

      Noncurrent deferred income tax assets (liabilities):
           Basis of property ......................................     (5,878,000)     (5,509,000)
           Long service executive nonqualified pension - noncurrent        206,000         367,000
           Net operating loss carryforward ........................        102,000
           Alternative minimum tax credit carryforwards ...........        388,000         531,000
                                                                       -----------     -----------
                                                                        (5,182,000)     (4,611,000)
                                                                       -----------     -----------

      Net deferred income tax liability ...........................    $(4,877,000)    $(4,396,000)
                                                                       ===========     ===========

8. EMPLOYEE STOCK OWNERSHIP PLAN

   In 1988, Cardinal established an employee stock ownership plan. On December 14, 1989, the ESOP used $1,800,000 of proceeds from a bank loan to purchase 30 percent of Cardinal's common stock. In conjunction with the acquisition of Cardinal by CPI in which the ESOP exchanged its 30 percent investment in Cardinal for a 22 percent investment in CPI, the Company assumed the remaining bank obligation of $720,000 at January 26, 1996. As of November 30, 1998, $113,912 remains outstanding on this loan. As a result of the Company assuming the bank obligation, the Company also recorded a loan receivable from the ESOP, which is reported as a reduction of shareholders' equity. The Company is obligated to make contributions to the ESOP that are used by the ESOP to pay the loan principal and interest to the bank. Shares of stock acquired by the ESOP are allocated to each eligible employee in amounts based on the employee's compensation. Company contributions charged to expense were $26,720 in 1998, $30,999 in 1997 and $209,780 for the period January 26, 1996 to November 30, 1996. The Company paid Class A preferred dividends of $700,000 in 1998 and $943,559 in 1997 to the ESOP. The ESOP used a portion of the dividends to make the required principal payments.

9. MANDATORILY REDEEMABLE PREFERRED STOCK

   MANDATORILY REDEEMABLE PREFERRED STOCK--The Company is authorized to issue 100,000 nonvoting shares of Class A redeemable preferred stock and 100,000 non-voting shares of Class B redeemable preferred stock, each with a par value of $.01 per share. There are 80,000 shares of Class A redeemable preferred stock outstanding as of November 30, 1998 and 1997. There are 60,966.69 shares of Class B redeemable preferred stock outstanding as of November 30, 1998 and 61,133.36 shares outstanding as of November 30, 1997, including 866.68 shares issued under Executive Stock Agreements described in
   Note 10. Accumulating dividends accrue daily at 8.75 percent of the liquidation value ($100 per share) plus any accumulated dividends on the Class A redeemable preferred stock. Accumulating dividends accrue at 10 percent of the liquidation value ($100 per share) plus any accumulated dividends on the Class B redeemable preferred stock. Unpaid accumulating dividends are deemed to be accumulated dividends for purposes of calculating the accumulating and nonaccumulating dividends. Nonaccumulating dividends accrue daily at 10 percent of the liquidation value plus any accumulated dividends on the Class A redeemable preferred stock only. Unpaid nonaccumulating dividends are not deemed to be accumulated dividends for purposes of calculating the accumulating and nonaccumulating dividends. Accumulating dividends were $1,483,077 for the year ended November 30, 1998 and $1,385,329 for the year ended November 30, 1997. The nonaccumulating dividends were $827,613 for the year ended November 30, 1998 and $830,544 for the year ended November 30, 1997. These amounts have been recorded as an increase in the redeemable preferred stock and as a reduction of retained earnings and of additional paid-in capital in the accompanying consolidated statements of mandatorily redeemable preferred stock and shareholders' equity. As of November 30, 1998, the unpaid accumulating dividends were $2,331,161 and the unpaid nonaccumulating dividends were $2,331,864.

   On June 30, 2003, the Company shall redeem all outstanding shares of the Class A and Class B redeemable preferred stock for the aggregate liquidation value plus all unpaid dividends. The aggregate liquidation value and unpaid dividends of the Class A and Class B redeemable preferred stock is $18,761,668 as of November 30, 1998 and $17,171,325 as of November 30, 1997.

   The Class A redeemable preferred stock is convertible at the shareholders' option into Class A common stock at any time based on the liquidation value of the shares to be converted at the then current conversion price.


10. COMMON STOCK

   The authorized shares of stock and the number of shares outstanding as of November 30, 1998 and 1997 are as follows:

   COMMON STOCK--The Company has three classes of common stock of which Class A is voting and Class B and C are non-voting.

   Holders of Class B common stock are entitled to convert such shares into the same number of shares of Class A or Class C common stock at any time.

   Holders of Class C common stock are entitled to convert such shares into the same number of shares of Class A common stock upon the occurrence of a Conversion Event as defined in the Company's Certificate of Amendment to Certificate of Incorporation. Class C common stock includes 4,333.2 shares issued under Executive Stock Agreements described below, as of November 30, 1998 and 1997.

   EXECUTIVE STOCK AGREEMENTS--The Company has entered into agreements with certain members of its management under which shares of Class B redeemable preferred stock and Class C common stock have been issued. The Company has notes receivable aggregating $65,000 from manager shareholders for the purchase of one-half of their shares at November 30, 1998 and 1997. These notes bear interest at 8.25 percent a year and are reported as stock subscriptions receivable as a reduction of shareholders' equity. One-half of the shares of common stock and one-half of the shares of redeemable preferred stock vest immediately and the remaining shares vest upon the payment in full of the receivables plus any accrued interest. In the event a shareholder manager ceases to be employed by the Company, the Company and certain shareholders have the right to repurchase all or a portion of these shares from the individual at the fair value of the vested shares and the lower of the fair value of shares or the original cost of the unvested shares held as of the date of termination.


11.   RELATED PARTY TRANSACTIONS

   The following amounts were paid to shareholders of the Company:


                                     1998            1997          1996
                                  ----------     ----------     ----------
      Management fees .......     $  200,000     $  200,000     $  200,000
      Transaction costs .....                                    1,285,000
                                  ----------     ----------     ----------
           Total ............     $  200,000     $  200,000     $1,485,000
                                  ==========     ==========     ==========

   The management fees are included in general and administrative expense in the accompanying statements of income. The transaction costs were capitalized as of the acquisition date.


                                   * * * * * *

                        CPI Holding, Inc. and Subsidiary
                           Consolidated Balance Sheet
                                  July 6, 1999
                            (In Thousands of Dollars)

                                                                (UNAUDITED)
ASSETS
Current assets:
    Cash and cash equivalents ...............................     $    16
    Accounts receivable (less allowance for doubtful
      accounts of $156) .....................................       7,025
    Inventories:
        Finished goods ......................................       5,406
        Raw materials and supplies ..........................       2,247
                                                                  -------
                                                                    7,653
    Prepaid expenses and other receivables ..................         404
    Deferred income taxes ...................................         305
                                                                  -------
Total current assets ........................................      15,403

Property and equipment:
    Land ....................................................         295
    Buildings and improvements ..............................       3,499
    Machinery, equipment and tooling ........................      37,473
    Automobiles and trucks ..................................          54
    Construction in progress ................................       2,021
                                                                  -------
                                                                   43,342
    Less accumulated depreciation ...........................      11,604
                                                                  -------
                                                                   31,738
Intangible assets:
    Deferred financing and origination fees, net ............         768
    Excess of cost over net assets acquired, net ............      13,925
                                                                  -------
                                                                   14,693
Other (Deposits, Trademarks, Patents) .......................          82
                                                                  -------
Total assets ................................................     $61,916
                                                                  =======

                        CPI Holding, Inc. and Subsidiary
                     Consolidated Balance Sheet (continued)
                                  July 6, 1999
                            (In Thousands of Dollars)

                                                                                   (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
    Accounts payable ...........................................................     $  4,708
    Accrued expenses and other liabilities .....................................          667
    Current portion of long-term debt ..........................................        4,987
                                                                                     --------
Total current liabilities ......................................................       10,362

Long-term debt, less current portion ...........................................       28,022
Deferred income taxes ..........................................................        5,182
                                                                                     --------
                                                                                       43,566
Stockholders' equity:
    Mandatorily Redeemable Preferred Stock .....................................       19,348
    Class A Common Stock (voting); $.01 par value:
        500,000 shares authorized; 89,281.5 shares issued and outstanding ......            1
    Class B Common Stock (non-voting); $.01 par value:
        300,000 shares authorized; 124,760 shares issued and outstanding .......            1
    Class C Common Stock (non-voting); $.01 par value: 200,000 shares
        authorized; 90,791.6 shares issued and outstanding .....................            1
    Additional paid-in capital .................................................          349
    Retained earnings ..........................................................       (1,171)
    Less:  ESOP receivable .....................................................         (114)
               Stock subscription receivable ...................................          (65)
                                                                                     --------
Total stockholders' equity .....................................................       18,350
                                                                                     --------
Total liabilities and stockholders' equity .....................................     $ 61,916
                                                                                     ========

SEE NOTE TO CONSOLIDATED FINANCIAL STATEMENTS.

                        CPI Holding, Inc. and Subsidiary
                      Consolidated Statement of Operations
              For the period from December 1, 1998 to July 6, 1999
                           (In Thousands of Dollars)



                                                          (UNAUDITED)

Net sales .............................................    $ 34,672
Cost of goods sold ....................................      29,394
                                                           --------
Gross margin ..........................................       5,278
Operating expenses:
    Selling ...........................................       1,852
    General and administrative ........................       2,200
    Amortization of intangibles .......................         351
    Other .............................................          84
                                                           --------
Operating income ......................................         791

    Interest expense ..................................       1,715
                                                           --------
Loss before income taxes ..............................        (924)
Income tax expense ....................................         202
                                                           --------
Net loss ..............................................    $ (1,126)
                                                           ========

SEE NOTE TO CONSOLIDATED FINANCIAL STATEMENTS.

                        CPI Holding, Inc. and Subsidiary
                      Consolidated Statement of Cash Flows
              For the period from December 1, 1998 to July 6, 1999
                           (In Thousands of Dollars)


                                                                 UNAUDITED

OPERATING ACTIVITIES
Net loss ......................................................   $(1,126)
Adjustments to reconcile net loss to net cash provided
  by operating activities:
        Depreciation ..........................................     2,333
        Amortization ..........................................       348
        Changes in operating assets and liabilities:
            Accounts receivable, net ..........................    (1,628)
            Inventories .......................................      (100)
            Prepaid expenses and other receivables ............       603
            Other assets ......................................        29
            Payables and accrued expenses .....................     2,231
                                                                  -------
Net cash provided by operating activities .....................     2,690

INVESTING ACTIVITIES
Additions to property and equipment ...........................    (2,378)
                                                                  -------
Net cash used for investing activities ........................    (2,378)

FINANCING ACTIVITIES
Proceeds from long-term borrowings ............................     2,389
Payments on long-term borrowings ..............................    (2,794)
Proceeds from Preferred equity ................................         7
                                                                  -------
Net cash used for financing activities ........................      (398)
                                                                  -------
Net decrease in cash and cash equivalents .....................       (86)
Cash and cash equivalents at beginning of period ..............       102
                                                                  -------
Cash and cash equivalents at end of period ....................   $    16
                                                                  =======

SEE NOTE TO CONSOLIDATED FINANCIAL STATEMENTS.

                        CPI Holding, Inc. and Subsidiary
                    Note to Consolidated Financial Statements
                            (In Thousands of Dollars)
   As of July 6, 1999 and for the period from December 1, 1998 to July 6, 1999



The unaudited consolidated financial statements of CPI Holding, Inc. and Subsidiary as of July 6, 1999 and for the period from December 1, 1998 to July 6, 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the period presented are not necessarily indicative of the results that may be expected for the full fiscal year. These statements should be read in conjunction with the audited consolidated financial statements of CPI Holding, Inc. as of November 30, 1998 and 1997 and for the years ended November 30, 1998 and 1997 and for the period January 26, 1996 to November 30, 1996 included in this Form 8-K/A.

Comparative consolidated financial statements as of July 6, 1998 and for the period from December 1, 1997 to July 6, 1998 have not been presented as these statements were not available.

                             BPC HOLDING CORPORATION
         PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)



The following unaudited pro forma condensed consolidated balance sheet and pro forma condensed consolidated statements of operations (collectively, the "Pro Forma Statements") give effect to the purchase of the outstanding common stock of CPI Holding Corporation ("CPI Holding") and Norwich Injection Moulders Limited ("Norwich Moulders") and the purchase of substantially all of the assets of the Knight Engineering Plastics Division of Courtaulds Packaging Inc. ("Knight Plastics") by Berry Plastics Corporation ("Berry"). Berry is a wholly owned subsidiary of BPC Holding Corporation ("Holding").

The pro forma information is based on the historical consolidated financial statements of Holding, the historical financial statements of CPI Holding, Norwich Moulders, and Knight Plastics, giving effect to the acquisitions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma condensed consolidated financial statements. The pro forma condensed balance sheet gives effect to the acquisitions as if they had occurred on July 3, 1999 and the condensed statements of operations give effect to the acquisitions as if it had occurred on December 28, 1998. There are no pro forma condensed balance sheet adjustments as of July 3, 1999 for the acquisitions of Norwich Moulders and Knight Plastics as these adjustments are reflected in Holding's historical balances as of July 3, 1999. There are no pro forma condensed consolidated statement of operations adjustments for the six months ended July 3, 1999 for the acquisitions of Norwich Moulders and Knight Plastics as the operations of these businesses are included in Holding's historical balances from December 28, 1998 through July 3, 1999.

The Pro Forma Statements do not purport to represent what Holding's consolidated financial position or results of operations would actually have been if such transactions had in fact occurred on such dates or to project Holding's consolidated financial position or results of operations for any future date or period. The pro forma adjustments are based upon available information and upon assumptions that Holding believes to be reasonable. The Pro Forma Statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and related notes of Holding included within its Annual Report on Form 10-K for the year ended January 2, 1999, with the audited consolidated financial statements and related notes of CPI Holding, Inc. as of November 30, 1998 and 1997 and for the years ended November 30, 1998 and 1997 and for the period January 26, 1996 to November 30, 1996 included in this Form 8-K/A, and with Form 8-K/A filed on September 15, 1998 which provides similar information related to the acquisition of Norwich Moulders.

                             BPC HOLDING CORPORATION
            PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                                                                           JULY 3, 1999
                                                                  -------------------------------------------------------------

                                                                   HOLDING       CPI HOLDING     PRO FORMA        CONSOLIDATED
                                                                  HISTORICAL     HISTORICAL     ADJUSTMENTS        PRO FORMA
                                                                 ------------   -------------   -----------       -------------
                                                                  (UNAUDITED)    (UNAUDITED)
   Current assets
        Cash and cash equivalents ............................    $   2,993       $      16      $    --            $   3,009
        Accounts receivable ..................................       40,842           7,025           --               47,867
        Inventories ..........................................       32,314           7,653           --               39,967
        Other current assets .................................        2,658             709           --                3,367
                                                                  ---------       ---------      ---------          ---------
             Total current assets ............................       78,807          15,403           --               94,210
   Assets held in trust ......................................          252            --             --                  252
   Property and equipment, net ...............................      120,271          31,738        (10,695)(a)        141,314
   Intangible assets, net ....................................       55,950          14,693         34,336 (b)        104,979
   Other assets ..............................................        3,129              82           --                3,211
                                                                  ---------       ---------      ---------          ---------
             Total assets ....................................    $ 258,409       $  61,916      $  23,641          $ 343,966
                                                                  =========       =========      =========          =========
LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
        Accounts payable .....................................    $  20,664       $   4,708      $    --            $  25,372
        Accrued liabilities ..................................       26,075             667           --               26,742
        Current portion of long-term debt ....................       20,297           4,987         (4,987)(c)         20,297
                                                                  ---------       ---------      ---------          ---------
             Total current liabilities .......................       67,036          10,362         (4,987)            72,411
   Long-term debt, less current portion: .....................      300,187          28,022         46,978 (d)        375,187
   Other liabilities .........................................       11,853           5,182           --               17,035
                                                                  ---------       ---------      ---------          ---------
             Total liabilities ...............................      379,076          43,566         41,991            464,633
   Stockholders' equity (deficit):
             Total stockholders' equity (deficit) ............     (120,667)         18,350        (18,350)(e)       (120,667)
                                                                  ---------       ---------      ---------          ---------
             Total liabilities and stockholders' equity ......    $ 258,409       $  61,916      $  23,641          $ 343,966
                                                                  =========       =========      =========          =========

                             SEE ACCOMPANYING NOTES.

                             BPC HOLDING CORPORATION
                     NOTES TO PRO FORMA UNAUDITED CONDENSED
                           CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)



The historical balance sheet presented for Holding is as of July 3, 1999, and the historical balance sheet presented for CPI Holding is as of July 6, 1999. The following adjustments reflect the acquisition of the common stock of CPI Holding and the repayment of the outstanding debt of CPI Holding on a pro forma basis using proceeds from the issuance of $75 million of 11% senior subordinated notes by Berry. The pro forma allocations to the assets acquired and liabilities assumed have been made using estimates by management and may be adjusted subsequently. The amount allocated to cost in excess of assets acquired may be subsequently adjusted but any such adjustment is not expected to be material. The cost in excess of net assets acquired will be amortized by the straight-line method over a period of 15 years. (a) Adjustment to property and equipment, net:



(a) Adjustment to property and equipment, net:
             Write down to fair market value .....................     $(10,695)
                                                                       ========


(b) Adjustments to intangible assets, net:
             Elimination of goodwill prior to the acquisition ....     $(14,693)
             Allocation of excess of purchase price over net
               assets acquired to intangible assets ..............       49,029
                                                                       --------
                                                                       $ 34,336
                                                                       ========

(c) Adjustment to current portion of long-term debt:
             Repayment of debt ...................................     $ (4,987)
                                                                       ========


(d) Adjustments to long-term debt, excluding current portion:
             Repayment of debt ...................................     $(28,022)
             Issuance of 11% senior subordinated notes ...........       75,000
                                                                       --------
                                                                       $ 46,978
                                                                       ========

(e) Adjustment to stockholders' equity:
             Elimination of equity prior to acquisition ..........     $(18,350)
                                                                       ========

                             BPC HOLDING CORPORATION
       PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                                   FISCAL 1998
                                              --------------------------------------------------------------------------------------
                                                                                   NORWICH
                                                                                 MOULDERS AND
                                                 HOLDING         CPI HOLDING    KNIGHT PLASTICS    PRO FORMA          CONSOLIDATED
                                               HISTORICAL        HISTORICAL       HISTORICALS     ADJUSTMENTS          PRO FORMA
                                              -------------    --------------  ----------------  --------------     ----------------
Net sales ...............................       $ 271,830        $  53,971        $  26,869        $    --             $ 352,670
Cost of goods sold ......................         199,227           43,066           22,786             --               265,079

                                                ---------        ---------        ---------        ---------           ---------

Gross margin ............................          72,603           10,905            4,083             --                87,591
Operating expenses ......................          44,001            6,291            3,350            2,289 (a)
                                                                                                         334 (d)          56,265
                                                ---------        ---------        ---------        ---------           ---------

Operating income (loss) .................          28,602            4,614              733           (2,623)             31,326
Interest expense, net ...................         (34,556)          (3,384)             (48)          (5,241)(b)         (45,604)
                                                                                                      (2,375)(e)

Other income (expense) ..................          (1,865)               6               (2)            --                (1,861)
                                                ---------        ---------        ---------        ---------           ---------

Income (loss) before income
  taxes .................................          (7,819)           1,236              683          (10,239)            (16,139)
Income tax expense (benefit) ............            (249)             439              196             (439)(c)
                                                                                                         143 (f)              90
                                                =========        =========        =========        =========           =========
Net income (loss) .......................       $  (7,570)       $     797        $     487        $  (9,943)          $ (16,229)
                                                =========        =========        =========        =========           =========

                             SEE ACCOMPANYING NOTES.

                           BPC HOLDING CORPORATION
                    NOTES TO PRO FORMA UNAUDITED CONDENSED
                     CONSOLIDATED STATEMENT OF OPERATIONS
                            (DOLLARS IN THOUSANDS)

                          YEAR ENDED JANUARY 2, 1999


The historical consolidated statement of operations presented for Holding is for its fiscal year ended January 2, 1999, and the historical statement of operations presented for CPI Holding is for the twelve months ended November 30, 1998. The historical statement of operations presented for Norwich Moulders is for its six month period ended June 30, 1998 and, the historical statement of operations presented for Knight Plastics is for the period from January 1, 1998 to October 16, 1998.


CPI HOLDING ADJUSTMENTS


(a) Adjustment to operating expenses:
         Increase in amortization due to increase in cost in excess
           of net assets acquired ..................................    $(2,289)
                                                                        =======

(b) Adjustments to interest expense:
         Elimination of interest expense on debt extinguished ......    $(3,384)
         Additional interest incurred on borrowing for acquisition .      8,625
                                                                        -------
         Net change in interest expense ............................    $ 5,241
                                                                        =======

(c) Adjustment to income tax expense:
         Elimination of income tax expense due to Holding's net
           operating loss carryforward .............................    $  (439)
                                                                        =======



NORWICH MOULDERS AND KNIGHT PLASTICS ADJUSTMENTS

(d) Adjustments to operating expense:
           Amortization of cost in excess of net assets acquired ...    $   334
                                                                        =======

(e) Adjustments to interest expense:
           Elimination of interest expense on debt extinguished ....    $   (48)
           Interest incurred on borrowings for the acquisitions ....      2,423
                                                                        -------
                                                                        $ 2,375
                                                                        =======

(f) Adjustments to income tax expense:
           Acquisition tax adjustments .............................    $   143
                                                                        =======

                             BPC HOLDING CORPORATION
       PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                         SIX MONTHS ENDED JULY 3, 1999
                                                    ------------------------------------------------------------------------
                                                      HOLDING           CPI HOLDING         PRO FORMA           CONSOLIDATED
                                                    HISTORICAL          HISTORICAL         ADJUSTMENTS            PRO FORMA
                                                    ----------         -------------      -------------         ------------
Net sales ...................................        $ 159,852          $  28,465          $    --                $ 188,317
Cost of goods sold ..........................          112,782             23,407               --                  136,819
                                                     ---------          ---------          ---------              ---------

Gross margin ................................           47,070              5,058               --                   52,128
Operating expenses ..........................           25,828              3,119              1,145 (a)             30,092
                                                     ---------          ---------          ---------              ---------

Operating income (loss) .....................           21,242              1,939             (1,145)                22,036
Interest expense, net .......................           17,860              1,400              2,914 (b)             22,174
Other expense ...............................              778               --                 --                      778
                                                     ---------          ---------          ---------              ---------

Income (loss) before income taxes ...........            2,604                539             (4,059)                  (916)
Income tax expense (benefit) ................              482                202               (202)(c)                482

                                                     ---------          ---------          ---------              ---------
Net income (loss) ...........................        $   2,122          $     337          $  (3,857)             $  (1,399)
                                                     =========          =========          =========              =========

                           SEE ACCOMPANYING NOTES.

                             BPC HOLDING CORPORATION
                     NOTES TO PRO FORMA UNAUDITED CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)


                        SIX MONTHS ENDED JULY 3, 1999



   The historical consolidated statement of operations presented for Holding is for its six months ended July 3, 1999 and the historical statement of operations presented for CPI Holding is for the six months ended May 31, 1999.


(a) Adjustments to operating expenses:
           Increase in amortization due to increase in cost in
             excess of net assets acquired ........................     $ 1,145
                                                                        =======

(b) Adjustments to interest expense:
           Elimination of interest expense on debt extinguished ...     $(1,400)
           Additional interest incurred on borrowing for CPI
             Holding acquisition ..................................       4,314
                                                                        -------
                                                                        $ 2,914
                                                                        =======

(c) Adjustment to income tax expense:
         Elimination of income tax expense due to Holding's net
           operating loss carryforward ............................     $  (202)
                                                                        =======

                  UNAUDITED PRO FORMA FINANCIAL INFORMATION OF
                           BERRY PLASTICS CORPORATION
                             (DOLLARS IN THOUSANDS)



The following summarizes pro forma unaudited financial information of Holding's wholly owned subsidiary, Berry. The pro forma information is based on the historical consolidated financial statements of Berry, the historical financial statements of CPI Holding, the historical financial statements of Norwich Moulders, and the historical financial statements of Knight Plastics, giving effect to the acquisitions using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma condensed consolidated financial statements. The pro forma condensed balance sheet gives effect to the acquisitions as if they had occurred on July 3, 1999 and the pro forma statements of operations give effect to the acquisitions as if they had occurred on December 28, 1998.


   CONSOLIDATED PRO FORMA BALANCE SHEET
   Current assets ............................................     $  93,839
   Property and equipment, net of accumulated depreciation ...       141,314
   Other noncurrent assets ...................................       104,735
   Current liabilities .......................................        71,214
   Noncurrent liabilities ....................................       286,130
   Equity (deficit) ..........................................       (17,456)

   CONSOLIDATED STATEMENT OF OPERATIONS
   Year ended January 2, 1999:
       Net sales .............................................     $ 352,670
       Cost of goods sold ....................................       265,079
       Loss before income taxes ..............................        (2,670)
       Net loss ..............................................        (2,760)

   Six months ended July 3, 1999:
       Net sales .............................................     $ 188,317
       Cost of goods sold ....................................       136,819
       Income before income taxes ............................         2,426
       Net income ............................................         2,135

                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.



                                  BERRY PLASTICS CORPORATION


                                  By: /s/ JAMES M. KRATOCHVIL
                                          James M. Kratochvil
                                          Vice President, Chief Financial
                                          Officer, Treasurer and Secretary


Dated:  September 20, 1999